                                                                    EXHIBIT 25.1

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ---------------------

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

         CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE
                       PURSUANT TO SECTION 305(B)(2)  [ ]

                             ---------------------

                                 CITIBANK, N.A.
              (Exact name of trustee as specified in its charter)

                                   13-5266470
                      (I.R.S. employer identification no.)

     399 PARK AVENUE, NEW YORK, NEW YORK                           10043
   (Address of principal executive office)                       (Zip Code)

                             ---------------------

                            DRESSER-RAND GROUP INC.
              (Exact name of obligor as specified in its charter)

                   DELAWARE                                      20-1780492
       (State or other jurisdiction of                        (I.R.S. employer
        incorporation or organization)                    identification Code no.)
               PAUL CLARK DRIVE                                    14760
               OLEAN, NEW YORK                    (Address of principal executive offices)

                             ---------------------

                   7 3/8% SENIOR SUBORDINATED NOTES DUE 2014
                      (Title of the indenture securities)

ITEM 1.  GENERAL INFORMATION.

     Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

                NAME                                   ADDRESS
                ----                                   -------
Comptroller of the Currency..........   Washington, D.C.
Federal Reserve Bank of New York.....   New York, NY
33 Liberty Street
New York, NY
Federal Deposit Insurance
  Corporation........................   Washington, D.C.

     (b) Whether it is authorized to exercise corporate trust powers.

        Yes.

ITEM 2.  AFFILIATIONS WITH OBLIGOR.

     If the obligor is an affiliate of the trustee, describe each such affiliation.

          None.

ITEM 16.  LIST OF EXHIBITS.

     List below all exhibits filed as a part of this Statement of Eligibility.

     Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as exhibits hereto.

     Exhibit 1 -- Copy of Articles of Association of the Trustee, as now in effect. (Exhibit 1 to T-1 to Registration Statement No. 2-79983)

     Exhibit 2 -- Copy of certificate of authority of the Trustee to commence business. (Exhibit 2 to T-1 to Registration Statement No. 2-29577).

     Exhibit 3 -- Copy of authorization of the Trustee to exercise corporate trust powers. (Exhibit 3 to T-1 to Registration Statement No. 2-55519)

     Exhibit 4 -- Copy of existing By-Laws of the Trustee. (Exhibit 4 to T-1 to Registration Statement No. 33-34988)

     Exhibit 5 -- Not applicable.

     Exhibit 6 -- The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939. (Exhibit 6 to T-1 to Registration Statement No. 33-19227.)

     Exhibit 7 -- Copy of the latest Report of Condition of Citibank, N.A. (as
     Exhibit 7 -- attached)

     Exhibit 8 -- Not applicable.

     Exhibit 9 -- Not applicable.

                             ---------------------

                                   SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Citibank, N.A., a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York and State of New York, on the 1st day of, December 2004.

                                          CITIBANK, N.A.

                                          By      /s/ LOUIS PISCITELLI
                                            ------------------------------------
                                                      Louis Piscitelli

                                                                       EXHIBIT 7

                                CHARTER NO 1461
                          COMPTROLLER OF THE CURRENCY
                             NORTHEASTERN DISTRICT

                       REPORT OF CONDITION CONSOLIDATING
                      DOMESTIC AND FOREIGN SUBSIDIARIES OF

     CITIBANK, N.A OF NEW YORK IN THE STATE OF NEW YORK, AT THE CLOSE OF BUSINESS ON SEPTEMBER 30 2004, PUBLISHED IN RESPONSE TO CALL MADE BY COMPTROLLER OF THE CURRENCY, UNDER TITLE 12, UNITED STATES CODE, SECTION 161. CHARTER NUMBER 1461 COMPTROLLER OF THE CURRENCY NORTHEASTERN DISTRICT.

                                                              THOUSANDS OF DOLLARS
                                                              --------------------
                                      ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin..........      $ 15,975,000
Interest-bearing balances...................................        22,130,000
Held-to-maturity securities.................................            47,000
Available-for-sale securities...............................        98,145,000
Federal funds sold in domestic Offices......................             2,000
Federal funds sold and securities purchased under agreements
  to resell.................................................        16,592,000
Loans and leases held for sale..............................         8,764,000
Loans and lease financing receivables:
Loans and Leases, net of unearned income....................       362,798,000
LESS: Allowance for loan and lease losses...................         8,487,000
Loans and leases, net of unearned income, allowance, and
  reserve...................................................       354,311,000
Trading assets..............................................        76,074,000
Premises and fixed assets (including capitalized leases)....         4,081,000
Other real estate owned.....................................            63,000
Investments in unconsolidated subsidiaries and associated
  companies.................................................           408,000
Customers' liability to this bank on acceptances
  outstanding...............................................         1,394,000
Intangible assets: Goodwill.................................         8,802,000
Intangible assets: Other intangible assets..................        11,380,000
Other assets................................................        33,177,000
                                                                  ------------
TOTAL ASSETS................................................      $651,345,000
                                                                  ============

                                   LIABILITIES
Deposits: In domestic offices...............................      $121,163,000
Noninterest-bearing.........................................        22,047,000
Interest-bearing............................................        99,116,000
In foreign offices, Edge and Agreement subsidiaries, and
  IBFs......................................................       315,817,000
Noninterest-bearing.........................................        24,003,000
Interest-bearing............................................       291,814,000
Federal funds purchased in domestic Offices.................        13,606,000
Federal funds purchased and securities sold under agreements
  to repurchase.............................................        10,367,000
Demand notes issued to the U.S Treasury.....................                 0
Trading liabilities.........................................        40,813,000

                                                              THOUSANDS OF DOLLARS
                                                              --------------------
Other borrowed money (includes mortgage indebtedness and
  obligations under capitalized leases): ss.................        54,040,000
Bank's liability on acceptances executed and outstanding....         1,394,000
Subordinated notes and debentures...........................        13,430,000
Other liabilities...........................................        29,102,000
                                                                  ------------
TOTAL LIABILITIES...........................................      $599,732,000
                                                                  ============
MINORITY INTEREST IN CONSOLIDATED SUBSIDIARIES..............           460,000

                                  EQUITY CAPITAL
Perpetual preferred stock and related surplus...............         1,950,000
Common stock................................................           751,000
Surplus.....................................................        25,903,000
Retained Earnings...........................................        24,390,000
                                                                  ------------
Accumulated other comprehensive income......................        (1,841,000)
Other equity capital components.............................                 0
                                                                  ------------
TOTAL EQUITY CAPITAL........................................      $ 51,153,000
                                                                  ------------
TOTAL LIABILITIES AND EQUITY CAPITAL........................      $651,345,000
                                                                  ============

I, William Gonska, Vice President of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

                                          WILLIAM GONSKA, VICE PRESIDENT

We, the undersigned directors, attest to the correctness of this Report of Condition We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

                                          ALAN S. MACDONALD
                                          WILLIAM R. RHODES
                                          ROBERT B. WILLUMSTAD
                                          DIRECTORS